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EXHIBIT 5.3

July 25, 2011

Thompson Creek Metal Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120 USA

Re:    Exchange Offer Relating to 7.375 Senior Notes Due 2018

Dear Sirs:

        We have acted as Canadian counsel to Thompson Creek Metals Company Inc, a British Columbia corporation (the "Company") and Berg General Partner Corp., Blue Pearl Mining Inc., Berg Metals Limited Partnership, Terrane Metals Corp., and Thompson Creek Services ULC (collectively, the "British Columbia Guarantors"), in connection with certain proceedings related to the offer by the Company to exchange (the "Exchange Offer") the Company's 7.375% Senior Notes Due 2018 (the "Exchange Notes") and the related guarantees (the "Exchange Guarantees") of the Exchange Notes by the British Columbia Guarantors and certain other additional registrants (collectively, the "Subsidiary Guarantors") as set forth in the Registration Statement (as defined below), which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), for an equal principal amount at maturity of the Company's outstanding 7.375% Senior Notes Due 2018 (the "Original Notes") and the related guarantees of the Original Notes by the Subsidiary Guarantors. Except as otherwise indicated herein, capitalized terms defined in the Registration Statement are used herein as defined in the Registration Statement.

Examinations

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement;

  (ii)
  for each the Company and the British Columbia Guarantors that is a corporation, its Certificate of Incorporation, Amalgamation or Continuance, Notice of Articles and Articles and, for Berg Metals Limited Partnership, its Certificate of Limited Partnership and Limited Partnership Agreement (collectively herein referred to as the "Constating Documents");

  (iii)
  the Indenture dated as of May 20, 2011 (the "Indenture"), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee");

  (iv)
  certain resolutions of each of (i) the board of directors of the Company (the "Board") adopted on May 5, 2011 (the "Company Resolutions") relating to, amongst other matters, the Exchange Offer, and (ii) the British Columbia Guarantors adopted on May 5, 2011 (the "Guarantor Resolutions") relating to, amongst other matters, the Exchange Offer; and

  (v)
  officer's certificates of the Company and each of the British Columbia Guarantors (collectively, the "Officer Certificates"), as to certain factual matters affecting the Company or the British Columbia Guarantors, as applicable, and certifying copies of the Constating Documents, and the Company Resolutions and Guarantor Resolutions, as applicable.

        In addition, we have conducted such other investigations and examinations as we have deemed necessary to give the opinions hereinafter expressed, and we have examined originals, or copies identified to our satisfaction, of such minute books and other records of the Company and the British Columbia Guarantors, certificates of directors, officers and public officials and such other resolutions, certificates and documents as we have deemed necessary to give the opinions hereinafter expressed. We have also examined such other statutes and documents and have considered such questions of law as we have considered necessary for the purpose of rendering the opinions set forth below.

Assumptions and Reliances

        In arriving at the opinion expressed below, we have relied on, without independent investigation, and have assumed:

  (i)
  the genuineness of all signatures on each document that we have examined;

  (ii)
  the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

  (iii)
  the legal power, capacity and authority of all natural persons signing in their individual capacity; and

  (iv)
  the accuracy of all factual matters contained in the Officer Certificates and the attachments thereto.

        For the purposes of the opinion expressed in paragraph 1 below relating to the corporate existence of the Company and the British Columbia Guarantors that are corporate entities, we have relied on the Constating Documents of such entities and Certificates of Good Standing for each such entities issued by the British Columbia Registrar of Companies dated July 21, 2011 and we have assumed no change in status of such entities from the date of such certificates.

        For the purposes of the opinion expressed in paragraph 2 below relating to the status of Berg Metals Limited Partnership as a limited partnership, we have relied on the Constating Documents and the Letter of Status issued by the British Columbia Registrar of Companies on July 21, 2011 and we have assumed no change in its status since the date of such certificate.

Limitations

        We express no opinion herein:

  (i)
  with respect to the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein which are in effect on the date hereof ("Applicable Law"); and

  (ii)
  for clarity, with respect to any federal or state law of the United States.

        Additionally, we disclaim any obligation to advise the addressee of this opinion or any other person of any change in law or any fact which may come or be brought to our attention after the date hereof. This opinion is rendered solely with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, as of the date hereof.

Opinions

        Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

  1.
  Each of the Company, Berg General Partner Corp., Blue Pearl Mining Inc., Terrane Metals Corp. and Thompson Creek Services ULC is validly existing as a corporation under the laws of the Province of British Columbia and is up to date with respect to the filing of annual returns under the Business Corporations Act (British Columbia).

  2.
  Berg Metals Limited Partnership is a valid and subsisting limited partnership under the laws of the Province of British Columbia. Berg General Partner Corp is the sole general partner, and Terrane Metals Corp. is the sole limited partner, of Berg Metals Limited Partnership.

  3.
  All necessary corporate action has been taken by each of the Company, Berg General Partner Corp. Blue Pearl Mining Inc., Terrane Metals Corp., and Thompson Creek Services ULC to authorize the execution and delivery of the Indenture and the Exchange Guarantees, and the performance of each of their respective obligations thereunder.

  4.
  All necessary partnership action of Berg Metals Limited Partnership has been taken to authorize the execution (by Berg General Partner Corp. on its behalf) and delivery of the Indenture and the Exchange Guarantees, and the performance of its obligations thereunder.

  5.
  The Indenture has been duly executed and delivered in accordance with Applicable Laws (to the extent that its execution and delivery are governed by such laws) by the Company.

  6.
  The Indenture has been duly executed and delivered in accordance with Applicable Laws (to the extent that its execution and delivery are governed by such laws) by (i) each of Berg General Partner Corp., Blue Pearl Mining Inc., Terrane Metals Corp. and Thompson Creek Services ULC; and (ii) Berg General Partner Corp. on behalf of Berg Metals Limited Partnership.

        We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto. Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. In addition, we also consent to Perkins Coie LLP relying on this opinion for the purpose of delivery its opinion to the Company dated the date hereof in respect of the Exchange Offer.

Very truly yours,

/s/ Goodmans

Goodmans

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